EXHIBIT 99.1
PepsiCo Announces Priorities to Enhance Shareholder Value and Provides Preliminary 2026 Financial Outlook

•Highlights suite of innovation, productivity and affordability initiatives at PepsiCo Foods North America to accelerate growth and improve core1 operating margin performance
•Expects organic revenue, core constant currency and core earnings per share (EPS) growth to accelerate in fiscal 2026 with strong core operating margin expansion
•Prioritizes disciplined capital allocation framework, improving free cash flow conversion and increasing cash returns to shareholders
•Aims to optimize North American supply chain and go-to-market systems
•Follows constructive engagement with supportive PepsiCo shareholder Elliott Investment Management
•Live Q&A session at 7:30AM EST on Tuesday, December 9, 2025, with PepsiCo Chairman and CEO
PURCHASE, N.Y., December 8, 2025 – PepsiCo, Inc. (NASDAQ: PEP) today announced certain commercial and financial priorities to enhance shareholder value, including a preliminary 2026 financial outlook. The announcement followed a comprehensive review of PepsiCo’s strategic initiatives and plans (overseen by its Board of Directors).
“Today, we are announcing our plans and initiatives that aim to accelerate organic revenue growth, deliver record productivity savings and improve core operating margin – starting in 2026,” said Ramon Laguarta, Chairman and CEO of PepsiCo. “PepsiCo Foods North America will play a critical role towards achieving these targets and we feel encouraged about the actions and initiatives we are implementing with urgency to improve both marketplace and financial performance.”
This announcement incorporates constructive engagement and is supported by PepsiCo shareholder Elliott Investment Management.
1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “organic revenue,” “core,” “constant currency,” “free cash flow” and “free cash flow conversion.” PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts.

“We appreciate our collaborative engagement with PepsiCo’s management team and the urgency they have demonstrated,” said Marc Steinberg, Partner at Elliott. “We believe the plan announced today to invest in affordability, accelerate innovation and aggressively reduce costs will drive greater revenue and profit growth. In addition, we welcome the comprehensive review of PepsiCo’s North America supply chain and go-to-market systems, as well as PepsiCo’s commitment to Board refreshment. We are confident that PepsiCo will create substantial value for shareholders as it executes on this plan, and we look forward to continued engagement with the Company.”
Commercial Actions and Financial Priorities (Including Preliminary 2026 Financial Outlook)
Accelerating organic revenue growth and improving core operating margin expansion are critical to enhancing long-term shareholder value. To achieve these objectives, we are acting with a high sense of urgency to improve the marketplace competitiveness and financial performance of PepsiCo Foods North America by:
•Implementing sharper everyday value through a targeted approach on affordable price tiers by brand and channel, aimed at stimulating growth and improving the purchase frequency of our mainstream brands.
•Elevating an expansive innovation agenda, with permissible and functional offerings that remove artificial colors and flavors, provide simpler ingredients, and include more protein, fiber and whole grains. This includes the recent introduction of Simply NKD Cheetos and Doritos, the restaging of Lay’s and Tostitos and the 2026 launch of Doritos Protein.
•Aggressively reducing operating costs and improving operational excellence with savings generated to support meaningful investments in advertising and marketing and consumer value. For example, we have closed three manufacturing plants and shut several manufacturing lines this year and are in the process of reducing nearly 20 percent of SKUs in the U.S. by early next year.
Customers have expressed enthusiasm and support for our commercial plans, and we expect in-store points of presence to increase during the first half of 2026. Therefore, we expect PepsiCo Foods North America to deliver organic revenue growth and core operating margin expansion in fiscal 2026 with good progress being made towards these objectives. We also expect PepsiCo Beverages North America to build upon its business momentum and the international business to sustain its resiliency in fiscal 2026.
As a result, we expect full-year 2026 organic revenue growth to range between 2 and 4 percent and expect to deliver the high end of that range during the second half of 2026. In addition, acquisitions net of divestitures that occurred in 2025 are expected to contribute 1 percentage point to reported net revenue growth in 2026. Based on current foreign exchange spot rates, foreign currency translation is also expected to benefit reported net revenue growth by approximately 1 percentage point in fiscal 2026. The ranges above imply net revenue growth within a range of 4 to 6 percent in fiscal 2026.
In addition to the aggressive cost reduction actions being taken at PepsiCo Foods North America, we also intend to advance and accelerate our global productivity initiatives through more automation, digitalization and simplification initiatives. We aim to deliver a record year of productivity savings in 2026, benefiting in part from the actions taken in the second half of 2025.

With these savings and ongoing efforts to operate more efficiently, we expect PepsiCo to deliver at least 100 basis points of core operating margin expansion in aggregate over the next three fiscal years.
We expect the core effective annual tax rate to be approximately 22 percent in 2026 due to the pending impact of global minimum tax regulations (which may continue to evolve).
Based on current foreign exchange spot rates, foreign currency translation is expected to benefit core EPS by approximately 1 percentage point in fiscal 2026.
As a result of the factors mentioned above, we expect core EPS to increase approximately 5 to 7 percent in fiscal 2026 – or approximately 7 to 9 percent when excluding the impact of global minimum tax regulations. For more information, including our preliminary core constant currency EPS outlook for 2026, please refer to our “2026 Preliminary Financial Outlook” below.
Review of North America Go-to-Market
With respect to our North America supply chain and go-to-market optimization initiatives, we are carefully evaluating an integrated model and intend to take a nuanced approach factoring in key components such as return on investment, scale and market share at a U.S. state level. We intend to provide a comprehensive update on the North America Supply Chain and Go-To-Market optimization initiatives to analysts and investors in late 2026.
Capital Allocation and Free Cash Flow Conversion
Our disciplined long-term capital allocation framework will feature the following priorities:
•Invest in the business, with capital spending expected to be below 5 percent of net revenue in 2026;
•Pay and increase annual dividends (following 53 consecutive years of increases), subject to Board approval; and
•Carefully consider and balance portfolio optimization activities versus share buybacks, while ensuring access to Tier 1 commercial paper.
We also expect a free cash flow conversion ratio of at least 80 percent in 2026 (which includes a final tax payment of nearly $1 billion related to the Tax Cuts and Jobs Act of 2017), and at least 90 percent in fiscal 2027. Subject to Board approval, we expect to increase annual cash returns to shareholders (which includes cash dividends and share repurchases) in 2026 and 2027.
Governance
PepsiCo intends to continue its ongoing Board refreshment with a focus on global leaders who can help us meet our meaningful growth and profitability objectives. Elliott is supportive of PepsiCo and these actions. Both PepsiCo and Elliott look forward to continued collaboration as they work to maximize shareholder value.

2025 Financial Outlook
The Company affirmed its 2025 financial outlook. For more information, please refer to “2025 Financial Outlook” below.
Please make note of upcoming communications for analysts and investors:
•A brief discussion of today’s update, led by Chairman and CEO Ramon Laguarta, will take place on Tuesday, December 9th at 7:30AM EST. Further details will be accessible on the Company’s website at https://www.pepsico.com/investors.
•PepsiCo will issue its fourth-quarter and full-year 2025 (ending December 27) financial results and other related information on Tuesday, February 3, 2026 by posting the following materials and links on the company's website at https://www.pepsico.com/investors/earnings.
oPress release and 10-K at approximately 6:00 a.m. EST
oPrepared management remarks (PDF format) at approximately 6:30 a.m. EST
oLive question and answer session for analysts with Ramon Laguarta, Chairman and Chief Executive Officer, and Steve Schmitt, EVP and Chief Financial Officer at 8:15 a.m. EST
•PepsiCo Chairman and CEO Ramon Laguarta and EVP and CFO Steve Schmitt will present at the annual Consumer Analyst Group Of New York (CAGNY) conference on Wednesday, February 18th, 2026. The event will be webcast via the company's website at - https://www.pepsico.com/investors/events-presentations

Contacts:        Investor Relations        Communications
            investor@pepsico.com    pepsicomediarelations@pepsico.com
About PepsiCo
PepsiCo products are enjoyed by consumers more than one billion times a day in more than 200 countries and territories around the world. PepsiCo generated nearly $92 billion in net revenue in 2024, driven by a complementary beverage and convenient foods portfolio that includes Lay's, Doritos, Cheetos, Gatorade, Pepsi-Cola, Mountain Dew, Quaker, and SodaStream. PepsiCo's product portfolio includes a wide range of enjoyable foods and beverages, including many iconic brands that generate more than $1 billion each in estimated annual retail sales.

Guiding PepsiCo is our vision to Be the Global Leader in Beverages and Convenient Foods by Winning with pep+ (PepsiCo Positive). pep+ is our strategic end-to-end transformation that puts sustainability and human capital at the center of how we will create value and growth by operating within planetary boundaries and inspiring positive change for planet and people. For more information, visit www.pepsico.com, and follow on X (Twitter), Instagram, Facebook, and LinkedIn @PepsiCo.

Cautionary Statement
Statements in this communication, including our 2025 guidance and preliminary financial outlook for 2026, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements within the meaning of the Reform Act, although not all forward-looking statements contain such terms. All statements addressing PepsiCo’s future operating performance, and statements addressing events and developments that PepsiCo expects or anticipates will occur in the future, are forward-looking statements within the meaning of the Reform Act. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; changes in tariffs and global trade relations; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives or organizational restructurings; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
2025 Financial Outlook
For 2025, the Company continues to expect:
•A low-single-digit increase in organic revenue;
•Core constant currency EPS to be approximately even with the prior year;
•A core annual effective tax rate of approximately 20 percent;
•Total cash returns to shareholders of approximately $8.6 billion, comprised of dividends of $7.6 billion and share repurchases of $1.0 billion; and
•Foreign exchange translation headwinds of approximately 0.5 percentage points to negatively impact reported net revenue and core EPS growth, based on current market consensus rates.
The assumptions and the guidance above imply a 0.5 percent decline in core EPS in 2025 compared to 2024 core EPS of $8.16.
2026 Preliminary Financial Outlook
For 2026, the Company preliminarily expects:
•Organic revenue to increase between 2 and 4 percent;
•Core constant currency EPS to increase between 4 and 6 percent;
•A core annual effective tax rate of approximately 22 percent;
•Total cash returns to shareholders to be announced with our fourth quarter and fiscal 2025 results on February 3rd, 2026; and
•A foreign exchange translation tailwind of approximately 1 percentage point to benefit reported net revenue and core EPS growth, based on current foreign exchange spot rates.
The assumptions and the guidance above imply core EPS growth of approximately 5 to 7 percent in fiscal 2026 – or approximately 7 to 9 percent when excluding the impact of global minimum tax regulations.
Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue performance, core results, core constant currency results, free cash flow and free cash flow conversion. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.

We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. Beginning with our first quarter of 2025, on a prospective basis, we are also applying the constant currency calculation for our subsidiaries operating in highly inflationary economies.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2025 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.2 to our separate Current Report on Form 8-K dated July 17, 2025, in which we recast historical segment reporting to reflect our current organizational structure. For the year ended December 28, 2024 and 36 weeks ended September 6, 2025, core results exclude the following items:
Mark-to-market net impact: Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in segment results when the segments recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges: Expenses related to the multi-year productivity plan publicly announced in 2019 (2019 Productivity Plan), which was expanded and extended through the end of 2030 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges: Acquisition and divestiture-related charges primarily include transaction expenses, such as consulting, advisory and other professional fees, and merger and integration charges, as well as fair value adjustments to the acquired inventory included in the acquisition-date balance sheets. Merger and integration charges include distribution agreement termination fees, impairment of certain acquisition-related intangibles, employee-related costs, closing costs and other integration costs.
Impairment and other charges: We recognized impairment charges as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, primarily related to the Rockstar and Be & Cheery brands. In addition, we recognized charges related to the impairment of our investment in Tropicana Brands Group (TBG), and recorded allowance for expected credit losses related to outstanding receivables from TBG associated with the sale of Tropicana, Naked and other select juice brands.
Indirect and income tax impact: We recognized additional expenses related to an indirect and income tax audit settlement in our Latin America Foods segment and an indirect tax reserve in our International Beverages Franchise segment.
Product recall-related impact: We recognized property, plant and equipment and inventory write-offs, employee severance costs, product returns, customer and consumer-related costs and other costs in our PepsiCo Foods North America segment associated with a previously announced voluntary recall of certain bars and cereals.
Pension and retiree medical-related impact: Pension and retiree medical-related impact primarily includes settlement charges due to lump sum distributions to retired or terminated employees and the purchase of a group annuity contract whereby a third-party insurance company assumed the obligation to pay and administer future benefit payments for certain retirees. The settlement charge was triggered when the aggregate of the cumulative lump sum distributions and the annuity contract premium exceeded the total annual service and interest costs. Pension and retiree medical-related impact also includes curtailment gains and losses due to restructuring actions as part of our 2019 Productivity Plan.
Free cash flow: Net cash provided by operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending (capital spending less cash proceeds from sales of property, plant and equipment) is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Free cash flow is used by us primarily for financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Free cash flow conversion: Free cash flow divided by core net income.

Organic revenue performance: A measure that adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above), acquisitions and divestitures, and every five or six years, the impact of an additional week of results. Beginning with our first quarter of 2025, on a prospective basis, we are also applying the constant currency calculation for our subsidiaries operating in highly inflationary economies. We believe organic revenue performance provides useful information in evaluating the results of our business because it adjusts for items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
Guidance and financial outlook: Our 2025 and 2026 organic revenue performance guidance exclude the impact of acquisitions and divestitures and foreign exchange translation. Our 2025 and 2026 core constant currency EPS growth guidance, 2025 and 2026 core effective tax rate guidance, three year (2026-2028) core operating margin expansion guidance and 2026 and 2027 core net income (a component of free cash flow conversion ratio) exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, and other items noted above. Our 2025 and 2026 core constant currency EPS growth guidance also exclude the impact of foreign exchange translation. We are unable to reconcile our full year projected 2025 organic revenue growth and full year projected 2026 organic revenue growth to our full year projected 2025 reported net revenue growth and full year projected 2026 reported net revenue growth, respectively, because we are unable to predict the 2025 and 2026 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions and divestitures. We are also not able to reconcile our full year projected 2025 and 2026 core constant currency EPS growth to our full year projected 2025 and 2026 reported EPS growth, respectively, our full year projected 2025 and 2026 core effective tax rate to our full year projected 2025 and 2026 reported effective tax rate, respectively, our projected full year 2026 and 2027 core net income (a component of free cash flow conversion ratio) to our 2026 and 2027 reported net income, respectively, and our projected three year (2026-2028) core operating margin expansion to our three year (2026-2028) reported operating margin expansion, because we are unable to predict the 2025, 2026, 2027 and 2028 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.
Reconciliation of GAAP and Non-GAAP Information
(Unaudited)

Fiscal 2024 Diluted EPS Reconciliation
Year Ended
12/28/2024
Reported diluted EPS, GAAP measure	$6.95
Mark-to-market net impact	(0.01)
Restructuring and impairment charges	0.41
Acquisition and divestiture-related charges	0.01
Impairment and other charges	0.38
Indirect and income tax impact	0.16
Product recall-related impact	0.10
Pension and retiree medical-related impact	0.16
Core diluted EPS, non-GAAP measure	$8.16